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                                                                   EXHIBIT 23(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference of our report dated March 8, 1996, with respect to the consolidated financial statements and schedule of Cablevision Industries Corporation and Subsidiaries ('Cablevision') included in Cablevision's Annual Report on Form 10-K for the year ended December 31, 1995, incorporated by reference in the Current Report on Form 8-K of Time Warner Inc. dated March 21, 1997, in each of the following:

       1.  Registration Statement No. 333-11471 on Form S-4;

       2.  Post-Effective Amendment No. 1 to Registration Statement No. 333-11471 on Form S-4 filed on Form S-8;

       3.  Post-Effective Amendment No. 2 to Registration Statement No. 333-11471 on Form S-4 filed on Form S-8;

       4.  Post-Effective Amendment No. 3 to Registration Statement No. 333-11471 on Form S-4 filed on Form S-8;

       5.  Post-Effective Amendment No. 4 to Registration Statement No. 333-11471 on Form S-4 filed on Form S-8;

       6.  Post-Effective Amendment No. 5 to Registration Statement No. 333-11471 on Form S-4 filed on Form S-8;

       7.  Post-Effective Amendment No. 1 to Registration Statement No. 333-14053 on Form S-8;

       8.  Registration Statement No. 333-14611 on Form S-3;

       9.  Registration Statement No. 333-17171 on  Form S-3 (and Registration  Statement No. 333-17171-01 of  Time
           Warner  Companies,  Inc.  as  to  which  the prospectus  also  relates  to  post-effective  amendment to
           Registration Statement No. 33-50237 of Time Warner Companies, Inc.);

      10.  Registration Statement No. 33-61497 on Form S-8 of Time Warner Companies, Inc.

                                          ERNST & YOUNG LLP

New York, New York
March 21, 1997


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